EXHIBIT (n)(1)


                                 Certified       Rothstein, Kass & Company, P.C.
                                 Public          4 Becker Farm Road
                                 Accountants     Roseland, NJ 07068
                                                 Tel: 973.994.6666
                                                 Fax: 973.994.0337
                                                 www.rkco.com


Rothstein Kass





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 4 to Registration Statement No. 333-139653 of Old Mutual Emerging Managers Institutional Fund, L.L.C. on Form N-2 of our reports for Old Mutual Emerging Managers Institutional Fund, L.L.C. and Old Mutual Emerging Managers Master Fund, L.L.C. both dated May 28, 2009, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus.



/s/ Rothstein, Kass & Company, P.C.
Roseland, NJ
July 27, 2009